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                                                                    EXHIBIT 99.1


                                    CONTACT:     Sandra Gonzalez-Levy
                                                 Terremark Worldwide Inc.
                                                 (305) 860-7829
                                                 Sgonzalez-levy@terremark.com

                                                 Steven Schwadron/Alec Rosen
                                                 Edelman Public Relations
                                                 (305) 358-9500 (w)
                                                 (305) 527-4864
                                                 or 632-2003 (c)
                                                 Steven.schwadron@edelman.com
                                                 alec.rosen@edelman.com

         TERREMARK WORLDWIDE ANNOUNCES PRIVATE PLACEMENT OF SUBORDINATED
                CONVERTIBLE DEBENTURES TO PURCHASE COMMON STOCK

MIAMI, FL - (November 21, 2000) -- Terremark Worldwide, Inc. (AMEX: TWW) today announced that it is proposing to make a private placement of $100,000,000 (with the right of the Company to increase to $150,000,000) of subordinated convertible debentures due December 31, 2005. The Company proposes to use the net proceeds of the offering for its capital needs.

Offers will be made solely by means of a confidential offering memorandum to either qualified accredited investors pursuant to Regulation D under the Securities Act of 1933 ("the Act") or in offshore transactions pursuant to Regulation S under the Act. None of the debentures that the Company is proposing to sell in the private placement or the common stock into which they are convertible have been registered under the Act and they may not be offered or sold in the United States absent registration or an applicable exemption from such registration.


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